Exhibit 99.1

CONTACTS:

David P. Luci, Esq. (Investors)

Chief Financial Officer, General Counsel

davidluci@bioenvision.com

(212) 750-6700

Hugh S. Griffith (media)

Chief Operating Officer

hughgriffith@bioenvision.com

+ 44 (0) 131 248 3555

Mary Ann Ondish

Investor Relations Manager

maryannondish@bioenvision.com

(212) 750-6700

BIOENVISION NAMES NEW MEMBER TO BOARD OF DIRECTORS

Joseph P. Cooper of Medicis joins Bioenvision Board

New York, NY (October 10, 2006) – Bioenvision, Inc. (NasdaqGM:BIVN) a developer of oncology drugs today announced Joseph P. Cooper has joined its board of directors effective immediately. Mr. Cooper currently serves as Executive Vice President, Corporate and Product Development at Medicis Pharmaceutical Corporation (NYSE:MRX).

Mr. Cooper has served at Medicis for the past decade. He was named Executive Vice President, Corporate and Product Development in July of this year. From January 2001 to July 2006, Mr. Cooper served as Executive Vice President, Corporate Development. From February 1996 to January 2001, he served as Senior Vice President, Manufacturing and Distribution. Prior to that Mr. Cooper held management positions with Schein Pharmaceuticals, Inc. and G.D. Searle.

“We are delighted to add someone of Joe’s prominence and commercial and strategic expertise at this critical stage of Bioenvision’s development,” said Dr. Christopher B. Wood, Chairman and Chief Executive Officer of Bioenvision, Inc. “Joe has a proven track record in the health care industry and we look forward to his valuable insight and contributions as we expand our infrastructure and the market for our drugs.”

Mr. Cooper currently serves on the Southwest Autism Research and Resource Center Board of Directors and the University of Arizona Medical School Greater Phoenix Leadership Board.

About Bioenvision

Bioenvision's primary focus is the acquisition, development, distribution and marketing of compounds and technologies for the treatment of cancer. Bioenvision has a broad pipeline of products for the treatment of cancer, including: Evoltra®, Modrenal® (for which Bioenvision has obtained regulatory approval for marketing in the United Kingdom for the treatment of post-menopausal breast cancer following relapse to initial hormone therapy), and other products. Bioenvision is also developing anti-infective technologies, including the OLIGON® technology, an advanced biomaterial that has been incorporated into various FDA approved medical devices and Suvus®, an antimicrobial agent currently

Exhibit 99.1

in clinical development for refractory chronic hepatitis C infection. For more information on Bioenvision please visit our Web site at www.bioenvision.com.

Certain statements contained herein are "forward-looking" statements (as such term is defined in the Private Securities Litigation Reform Act of 1995). Because these statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Specifically, factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to: risks associated with preclinical and clinical developments in the biopharmaceutical industry in general and in Bioenvision's compounds under development in particular; the potential failure of Bioenvision's compounds under development to prove safe and effective for treatment of disease; uncertainties inherent in the early stage of Bioenvision's compounds under development; failure to successfully implement or complete clinical trials; failure to receive marketing clearance from regulatory agencies for our compounds under development; acquisitions, divestitures, mergers, licenses or strategic initiatives that change Bioenvision's business, structure or projections; the development of competing products; uncertainties related to Bioenvision's dependence on third parties and partners; and those risks described in Bioenvision's filings with the SEC. Bioenvision disclaims any obligation to update these forward-looking statements.